UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2012

BERRY PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado 80202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 13, 2012, Berry Petroleum Company ("Company") entered into a Fourth Amendment (the “Fourth Amendment”) to its Second Amended and Restated Credit Agreement dated November 15, 2010 by and among the Company and Wells Fargo Bank, N.A. and other lenders (the “Credit Agreement”).

The borrowing base in the Credit Agreement was increased to $1,400 million.  The Fourth Amendment, among other things, amended the oil hedging contracts covenant.  In addition, the Fourth Amendment contains usual and customary conditions, representations and warranties.  The foregoing description of the Fourth Amendment is not complete and is subject to and qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	—	Fourth Amendment to the Second Amended and Restated Credit Agreement dated April 13, 2011 by and among the Company and Wells Fargo Bank, N.A. and other lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY

By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Corporate Secretary

Date: April 17, 2012